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                                                                     EXHIBIT 3.9

                    BYLAWS OF COORDINATED HEALTHCARE, INC.

                                  ARTICLE ONE
                               SHARE CERTIFICATES

    1.1  SHARE CERTIFICATES. Share certificates shall be issued in consecutive
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order and shall be numbered in the order in which they are issued. They shall be signed by the President and the Secretary, and the seal of the corporation or a facsimile thereof shall be affixed thereto. On the stub of each share certificate, which stubs shall be kept in the books of the corporation, shall be entered the name and address of the person owning the shares, the number of shares, and the date of issue. Each share certificate exchanged or returned shall be canceled by the Secretary and placed with its stub in the books of the corporation.

    1.2  SHAREHOLDER RECORDS; TRANSFER OF SHARES. Transfers of shares of the
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corporation shall be made on the books of the corporation only by the direction of the person named in the certificate or by his or her attorney lawfully constituted in writing, and upon surrender of the certificates or certificates for such shares properly endorsed. The corporation shall maintain at its principal place of business or registered office, a record of the names and addresses of its shareholders and the number of shares held by each shareholder.

    1.3  LOST, STOLEN, OR DESTROYED CERTIFICATES. If a shareholder shall claim
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to have lost or destroyed a stock certificate representing shares issued and recorded by the corporation, a new certificate will be issued upon said shareholder presenting an affidavit claiming the certificate of stock was lost, stolen or destroyed. At the discretion of the Board of Directors, said shareholder will deposit a bond or other indemnity in such amount and with such sureties, if any, as the Board of Directors may require.


                                  ARTICLE TWO
                             SHAREHOLDERS' MEETING

    2.1  ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders of
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the corporation may be held at any time during the calendar year and at such time and place, within or without the State of Florida, as may from time to time be fixed by the Board of Directors; provided that failure to hold the annual meeting shall not work as a forfeiture or affect otherwise valid corporate acts.

    2.2  SPECIAL MEETING OF SHAREHOLDERS. Special meetings of the shareholders
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may be called at any time by the Board of Directors, the Chairman of the Board, if any, the President, or any holder or holders of at least 10 percent of all shares of the corporation entitled to vote at the meeting. Special meetings of the

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shareholders shall be held at such time and place, within or without the State of Florida, as may be determined by the person or persons calling the meeting.

    2.3  NOTICE. The Secretary or Assistant Secretary or the officer or
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persons calling the meeting shall deliver a written notice of the place, day and time of all meetings of shareholders, not less than 10 nor more than 60 days before the date of the meeting, either personally or by first class mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at his address as it appears on the share transfer records of the corporation. The notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders need not be given to any shareholder who signs a waiver of notice, either before or after the meeting. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    2.4  VOTING; PRESIDING OFFICER. At all meetings of the shareholders each
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holder of shares of the corporation shall be entitled to cast one vote, either in person or by written proxy, for each share outstanding in his or her name on the books of the corporation. The Chairman of the Board, or if there is no such officer, the President, shall preside at all meetings of the shareholders, unless he or she delegates such authority.

    2.5  QUORUM; ADJOURNMENT. At all meetings of shareholders a majority of the
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shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business, and, except as otherwise required by law, all resolutions adopted and business transacted shall require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote. The holders of a majority of the shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

    2.6  SHAREHOLDER ACTION WITHOUT A MEETING. Any action required to be taken
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at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be

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necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within 30 days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing, fairly summarizing the material features of the authorized action and in compliance with applicable law.


                                 ARTICLE THREE
                                   DIRECTORS

    3.1  POWER OF THE BOARD. Subject to these bylaws, or any lawful agreement
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between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

    3.2  NUMBER OF DIRECTORS; CONDUCT OF MEETING. The Board of Directors shall
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consist of at least one (1) member. Each member of the Board of Directors shall be elected at an annual meeting of the shareholders and serve for a term of one year and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. A majority of said directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. Except as otherwise provided in these bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the directors present at the meeting. The Chairman of the Board, or if there is not a Chairman of the Board, then the President, if he or she is a director, shall preside at all meetings of the Board of Directors, unless he or she delegates such authority. If there is no Chairman of the Board and the President is not a director, the directors shall select a chairman for each meeting from their members.

    3.3  VACANCIES. Any vacancy occurring in the Board of Directors by reason of
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death, resignation or incapacity to serve may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be, or, if the vacancy is not so filled, or if no director remains, by the shareholders. The directors may fill a vacancy created by an increase in the number of directors resulting from an amendment of section 3.2 of these bylaws, pursuant to these bylaws, but only for a term of office continuing until the next annual election of directors by the shareholders and the election and qualification of his or her successor(s)

    3.4  MEETING OF THE BOARD OF DIRECTORS; NOTICE. The directors shall meet
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annually immediately following the annual meeting of the shareholders; provided that the failure to hold the annual meeting

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shall not work as a forfeiture or affect otherwise valid corporate acts. Special meetings of the directors may be called at any time by the President, the Chairman of the Board, if any, or by any two directors, on five days' notice, which may be given personally or by first class mail, telegram or cablegram and shall be deemed given when mailed or when the telegram or cablegram is sent, addressed to the director at his or her address as it appears on the share records of the corporation or, if he or she is not a shareholder, to his or her business address. Notice of any such meeting may be waived by an instrument in writing. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any such objection or objections to the transaction of business. Any meeting of the Board of Directors may be held within or without the State of Florida at such place as may be determined by the person or persons calling the meeting.

    3.5  DIRECTOR ACTION WITHOUT A MEETING. Any action required to be taken at a
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meeting of the Board of Directors; or any action that may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the Directors is filed with the minutes of the proceedings of the Board of Directors.

    3.6  REMOVAL OF DIRECTORS. Any one or more directors may be removed at any
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meeting of shareholders by the affirmative vote of the holders of a majority of the shares of the corporation entitled to vote at an election of the Board of Directors.


                                 ARTICLE FOUR
                                   OFFICERS

    4.1  OFFICER; ELECTION. The Board of Directors shall elect a President, a
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Secretary and a Treasurer and may elect a Chairman of the Board, one or more
Vice Presidents and may elect assistant officers. Any two or more offices may be held by the same person.

    4.2  CHAIRMAN OF THE BOARD. The Board of Directors may elect from its
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members a Chairman of the Board, who shall preside at all meetings of the Board of Directors and shareholders as provided herein. The Chairman of the Board shall be the Chief Executive Officer of the corporation and shall have the authority to execute bonds, mortgages or other contracts under the seal of the corporation. The Chairman of the Board shall perform such other duties as may be prescribed by the Board of Directors.

    4.3  PRESIDENT. The President shall be responsible for administration of the
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affairs of the corporation, including general supervision of the policies of the corporation and general and

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active management of the financial affairs of the corporation. He or she shall have the authority to execute bonds, mortgages or other contracts or agreements under the seal of the corporation. If the Board of Directors shall not have elected a Chairman of the Board, or if the Chairman of the Board is not available to serve, the President shall preside at all meetings of the shareholders and, if he or she is a director, at all meetings of the Board of Directors of the corporation. The President shall have the authority to institute or defend legal proceedings when the Board of Directors are deadlocked.

    4.4  SECRETARY. The Secretary shall keep minutes of all meetings of the
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shareholders and Board of directors and have charge of the minute books, share books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him or her by the President or the Board of Directors.

    4.5  TREASURER. The Treasurer shall be charged with the management of the
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financial affairs of the corporation. He or she shall in general perform all of the duties incident to the office of treasurer and such other duties as may from time to time be assigned to him or her by the President or the Board of Directors.

    4.6  VICE PRESIDENTS. The Vice Presidents, if any, shall perform such duties
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as are generally performed by vice presidents with equivalent restrictions on title, if any, and shall perform such other duties and exercise such other powers as the President or majority of the Board of Directors shall request or delegate. In the absence of the President or in the event of his or her death or inability to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; provided, however, that if there is more than one Vice President, any Vice President shall have the authority to execute bonds, mortgages or other contracts or agreements under the seal of the corporation, subject to all the restrictions upon the president relating to such functions, but all other duties of the President shall be performed by the Vice President designated at the time of his or her election, or in the absence of any designation, then in order of election (or if more than one Vice President is elected at the same meeting, in the order in which they are listed in the resolution electing them), and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

    4.7  OTHER OFFICERS. The Board of Directors, or the President, may appoint
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such other officers, assistant officers and agents as the Board of Directors or the President may determine. Any Vice President so appointed shall perform such duties as are generally performed by elected Vice Presidents with equivalent restrictions on title, if any. Any other officers or assistant officers so

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appointed shall perform such as are generally performed by the elected officers or assistant officers having the same title.

    4.8  REMOVAL OF OFFICERS. Any officer, assistant officer or agent elected or
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appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby. Any officer or assistant officer appointed by the President may be removed by the President or the Board of Directors whenever in his, her or its judgment, the best interests of the corporation will be served thereby.

    4.9  VACANCIES. Any vacancy, however occurring, in any office, may be filled
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by the Board of Directors.


                                 ARTICLE FIVE
                                     SEAL

    5.1  SEAL. The seal of the corporation shall be in such form as the Board
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of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the words "Corporate Seal" or the word "Seal" in parentheses or scroll accompanying the signature of an officer signing for and on behalf of the corporation shall be the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or her on the share certificates and such other papers as may be directed by law, by these bylaws or by the Board of Directors.


                                  ARTICLE SIX
                               BOOKS AND RECORDS

    6.1  BOOKS AND RECORDS. The corporation shall keep accurate and complete
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books, records of account, and minutes of the proceedings of all meetings of shareholders, Board of Directors, and committees of directors. Any books, records and minutes may be in written form or in any other form capable of being converted into written form.

    6.2  SHAREHOLDER'S INSPECTION RIGHTS. Any person who has been or presently
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is a holder of record of shares or of voting trust certificates at least six months immediately preceding his or her demand or owns at least five percent of the outstanding shares of the corporation, upon written demand stating the purpose thereof, will have the right to examine and to make extracts in person or by agent or attorney, at any reasonable time(s), for any proper purpose, the corporation's relevant books, records of accounts, minutes and records of shareholders.

    6.3   FINANCIAL INFORMATION. If required by the Board of Directors, not
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later than six months after the close of each fiscal

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year, this corporation will prepare a balance sheet showing the financial condition of the corporation at the close of the fiscal year, and a profit and loss statement showing the results of the operations of the corporation during the fiscal year. Upon the written request of any shareholder or holder of voting trust certificates for shares of the corporation, the corporation will mail to each shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement. The balance sheet and profit and loss statement will be filed in the registered office of the corporation in this state, will be kept for at least five years, and will be subject to inspection during business hours by any shareholder or holder of voting trust certificates, in person or by agent.


                                 ARTICLE SEVEN
                                   DIVIDENDS

    7.1  DIVIDENDS. The Board of Directors of this corporation may, from time to
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time, declare dividends on its shares in cash, property and/or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, subject to the provisions of Florida Statutes.


                                 ARTICLE EIGHT
                         INDEMNIFICATION AND INSURANCE

    8.1  IDENTIFICATION AND INSURANCE. Each person who is or was a director,
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officer, or employee of the corporation (including the heirs, executors, administrators or estate of such person), or is or was serving at the request of the corporation as director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation as of right to the full extent permitted or authorized by the present and future laws of the State of Florida against any liability, cost, payment or expense asserted against, or paid or incurred by him or her, in his or her capacity as such a director, officer and/or employee. The corporation may purchase and maintain insurance at its expense, to protect itself and any such person against any such liability, cost, payment or expense whether or not the corporation would have the power to indemnify such person against such liability. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those indemnified or seeking indemnification may be entitled both as to action in their official capacities and as to action in another capacity while holding such offices, and the corporation may provide additional rights to its directors, officers and/or employees.

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                                 ARTICLE NINE
                                   AMENDMENT

    9.1  AMENDMENT. These bylaws may be amended at any meeting of the
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shareholders by the affirmative vote of a majority of the issued and outstanding shares of the corporation, or at any meeting of the Board of Directors of the corporation by an affirmative vote of a majority of the Board of Directors then holding office.

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